Exhibit No. 1
Prestige Captial Corporation
Form 10-K
File No. 33-3583-S


                    ARTICLES OF INCORPORATION

                               OF

                  PRESTIGE CAPITAL CORPORATION


    We, the undersigned. natural persons of twenty-one years or more of age, acting as incorporators of a corporation (the "Corporation") under the Nevada Revised Statutes adopt the following Articles of Incorporation for the Corporation:

                            ARTICLE I
                       NAME OF CORPORATION

The name of the Corporation is PRESITGE CAPITAL CORPORATION.

                           ARTICLE II
                            DURATION

The Corporation shall exist perpetually or until dissolved according to law.

                           ARTICLE III
                             PURPOSE

    The purpose of the Corporation shall be to conduct any or all lawful business for which corporations may be organized under said Nevada Revised Statutes as from time to time authorized by its Board of Directors, including but not limited to:

    (a) To enter into any lawful arrangement for sharing profits, union of interest, reciprocal association or cooperative association with any corporation, association, partnership, individual or other legal entity for the carrying on of any business and to enter into any general or limited partnership for the carrying on of any business; and

    (b) To conduct business anywhere in the world. In pursuit of this purpose, the Corporation will have all the powers granted to it by law.

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                            ARTICLE IV
                            SHARES

     The aggregate number of shares which the Corporation shall have authority to issue is 50,000,000 shares of common stock having a par value of $0.001 per share The board of directors of the Corporation may, from time to time, in their sole discretion, prescribe and authorize the issuance of additional classes and series of stock with distinguishing designations and the number of each such class or series of stock and the voting powers, designations, preferences, limitations, restrictions and relative rights authorized. The aggregate number of shares of stock, in addition to common stock, the Corporation shall have authority to issue is 50,000,000 shares having no par value.

     All voting rights appurtenant to shares of stock of the Corporation shall be exercised by the holders of the common stock. Each share of common stock shall be entitled to one vote. All shares of common stock shall be of the same series and shall entitle the holders thereof to equal rights in all respects.

                            ARTICLE V
                 REGULATION OF INTERNAL AFFAIRS

     Section 1. Shareholders' Meetings. Meetings of shareholders may be called by the President or by any one director or by any number of shareholders owning not less than ten percent of the outstanding shares entitled to vote at such meeting. Notice of shareholders' meetings shall be given in writing by mailing such notice to the address of every shareholder, at the last known address of such shareholder, at least ten days prior to the date and hour of said meeting. Publication of notice of a shareholders' meeting is not required for any purpose. Any notice required to be given any shareholders of this Corporation may be waived by written instrument signed by such shareholders.

     Section 2. Bylaws. Subject to repeal or change by action of the shareholders, the majority of the directors may adopt bylaws for the Corporation, and may alter, amend or repeal the bylaws or adopt new bylaws, which are consistent with these Articles and the laws of the State of Nevada.

                           ARTICLE VI
                        PREEMPTIVE RIGHTS

     The shareholders of common stock of the Corporation shall have no pre-emptive rights to acquire unissued shares of common stock of the Corporation.

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                           ARTICLE VII
                   REGISTERED OFFICE AND AGENT

     The address of initial registered office of the Corporation is One East First Street, Reno Nevada 89501 and the name of its initial registered agent at such address is The
Corporation Trust Company of Nevada.

                          ARTICLE VIII
                            DIRECTORS

     The number of directors which shall constitute the Board of Directors of the Corporation shall be three or more unless the number of shareholders is fewer than three, in which case the number of directors may be the same as the number of shareholders. The number of directors shall be fixed by the bylaws. The number of directors constituting the initial Board of Directors of the Corporation shall be three and the names and addresses of the initial directors are:

Paul W. Nielsen                    1118 South Woodfield Road
                                   South Jordan, UT 84095

George R. Horton                   1340 East 130 North
                                   Springville, UT 84663

George A. Burch                    1541 Waterbury Drive
                                   Holladay, UT 84121

                           ARTICLE IX
                          INCORPORATORS

The name and address of each incorporator is:

NAME                                     ADDRESS

Rand M. Elison                 455 East 500 South, Suite 300
                               Salt Lake City, UT 84111


DATED this 15th day of December. 1998.


                                   By: /s/ Rand M. Elison


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STATE OF UTAH
                    )ss
COUNTY OF SALT LAKE

     1, Elaine MacFarlane, a Notary Public, hereby certify that on the 16th day of March, 1998 personally appeared before me Rand M. Elison, who, being by me first duly sworn, declared that he is the person who signed the foregoing Articles of Incorporation as incorporator, and that the statements contained therein are true.

Dated this 15th day of December, 1998.

                                   By:/s/ Notary Public

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